MORGAN STANLEY INSTITUTIONAL FUNDS
Rule 10f-3 Transactions (Purchase of Securities by Portfolio
From an Underwriting Syndicate in which
an Affiliate is a Member) (1)
January 1, 2003 - June 30, 2003

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								PRICE		SHARES					AMOUNT
			PARTICIPATING		TRADE		PER		/PAR		PURCHASED		OF
UNDERWRITING		PORTFOLIO(s)		DATE		SHARE (2)	AMOUNT		FROM			OFFER
															(000) 															(000)

Apache Corp.		U.S. Mid Cap Core	1/16/03		61.00	 	4,700 		Salomon Smith Barney	500,200

Amylin
Pharmaceuticals,
Inc.			U.S. Mid Cap Core	1/16/03		16.60	 	2,700 		Goldman Sachs		152,720
			Technology		1/16/03		16.60	 	2,100 		Goldman Sachs

American
Electric Power Co.	U.S. Mid Cap Core	2/27/03		20.95	 	34,400 		Salomon Smith Barney	1,047,500


Medicines Co.		U.S. Mid Cap Core	3/13/03		17.50	 	9,900 		Bear Stearns		85,750


International
Paper Co.,
due 5.30% 04/01/15	Core Plus Fixed Income	3/14/03		99.795	 	425,000 	Salomon Smith Barney	700,000

Valero Energy Corp.	U.S. Mid Cap Core	3/25/03		40.25	 	5,900 		Salomon Smith Barney	253,575


E.W. Scripps Co.	U.S. Mid Cap Core	4/24/03		77.25	 	4,400 		Merrill Lynch		540,750

Peabody Energy Corp.	U.S. Mid Cap Core	5/1/03		26.50	 	26,200 		Lehman Brothers, Inc.	132,500

UnumProvident Corp.	U.S. Mid Cap Core	5/1/03		10.88		39,300 		Goldman Sachs		547,774

Hartford
Financial
Services Group, Inc.	Mid Cap Growth		5/19/03		50.00	 	2,100 		Goldman Sachs		600,000

PETCO Animal
Supplies, Inc.		Mid Cap Growth		5/22/03		19.65	 	2,800 		Goldman Sachs		176,850
			Small Company Growth	5/22/03		19.65	 	100 		Goldman Sachs

General Motors
Acceptance Corp.
due 4.5%  07/15/06	Core Plus Fixed Income	6/26/03		99.92	 	179,861 	Bank of America		99,923,000

General Motors
due 8.375% 07/15/33	Core Plus Fixed Income	6/26/03		98.62	 	375,000 	Bank of America		295,869,000

PG & E Corp.		High Yield		6/27/03		100.00	 	140,000 	Lehman Brothers, Inc.	60,000,000


(1) All transactions were completed in accordance with Rule 10f-3 and Board approved Rule 10f-3 procedures.
(2) All prices in U.S. Dollar unless otherwise noted

* The Universal Institutional Funds, Inc. ("UIF")